                                                                   EXHIBIT 10.24




                                                               FS-2700-23 (9/96)
                                                               OMB No. 0596-0082


U. S. DEPARTMENT OF AGRICULTURE          Holder No.           Type Site      Authority
Forest service                           4008-1                  161            545


                    AMENDMENT            Issue Date           Expir. Date     Region
                         FOR             02/26/98                01/07/06       09
              SPECIAL-USE PERMIT
                                         Forest               District        State County
                                           22                    04             33    009


                               AMENDMENT NUMBER 5


This Amendment is attached to and made a part of the Term special-use permit for a year-round resort issued to Loon Mountain Recreation Corporation on 1/7/76 which is hereby amended as follows:

On February 26, 1998 I control of the holder was obtained by LMRC Holding Corp. Following this transaction, the holder and the Forest Service agreed that this permit and all associated terms and conditions remain in full force and effect.





This Amendment is accepted subject to the conditions set forth herein, and to conditions 20.0 to 27.14 attached hereto and made a part of this Amendment.

================================================================================
Loon Mountain Recreation Corporation
By
Holder:   [SIG]                        Authorized Officer:  Donna L. [SIG]
        --------------------                                --------------------
Holder:                                             Title:  Forest Supervisor
        --------------------                                --------------------
Date:                                                Date:  2/26/98
        --------------------                                --------------------

================================================================================

According to the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0596-0082.

This information is needed by the Forest Service to evaluate requests to use National Forest System lands and manage those lands to protect natural resources, administer the use, and ensure public health and safety. This information is required to obtain or retain a benefit. The authority for that requirement is provided by the Organic Act of 1897 and the Federal Land Policy and Management Act of 1976, which authorize the Secretary of Agriculture to promulgate rules and regulations for authorizing and managing National Forest System lands. These statutes, along with the Term Permit Act, National Forest Ski Area Permit Act, Granger-Thye Act, Mineral Leasing Act, Alaska Term Permit Act, Act of September 3, 1954, Wilderness Act, National Forest Roads and Trails Alaska National Interest Lands Conservation Act, authorize the Secretary of Agriculture to issue authorizations for the use and occupancy of National Forest System lands. The Secretary of Agriculture's regulations at 36 CFR part 251, Subpart B, establish procedures for issuing those authorizations.

The Privacy Act of 1974 (5 U.S.C. 552a) and the Freedom of Information Act (5 U.S.C. 552) govern the confidentiality to be provided for information received by the Forest Service.

Public reporting burden for this collection of information, if requested, is estimated to average 1 hour per response for annual financial information; average 1 hour per response to prepare or update operation and/or maintenance plan; average 1 hour per response for inspection reports, and an average of 1 hour for each request that may include such things as reports, logs, facility and user information, sublease information, and other similar miscellaneous information requests. This includes the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Department of Agriculture, Clearance Officer, OIRM, AG Box 7630, Washington D.C. 20250; and to the Office of Management and Budget, Paperwork Reduction Project (OMB # 0596-0082), Washington, D.C. 20503.

                                                               FS-2700-23 (9/96)
                                                               OMB No. 0596-0082

U.S. - DEPARTMENT OF AGRICULTURE             Holder No.            Type Site          Authority
Forest Service                                 4008-1                 161               545
                                             -------------------------------------------------------------
          AMENDMENT                          Issue Date            Expir. Date        Region
            FOR                               05/15/97              01/07/06             09
       SPECIAL-USE PERMIT                    -------------------------------------------------------------
                                             Forest                District           State      County
                                             22                    04                  33         009
                                             -------------------------------------------------------------

                              AMENDMENT NUMBER 4

This Amendment is attached to and made a part of the Term special-use permit for a year-round resort issued to Loon Mountain Recreation Corporation on 1/7/76 which is hereby amended as follows:

Clause 20.1a, page 3, change clause to:
    As of April 30, 1993, the initial GFA under this ownership has been determined to be $25,222,119.00 as shown in detail on the attached summary of Schedule of Assets.

Clause 20.2, a, page 4, change Balance of Sales Rate to:
    Service, Food                  70             1.25           1.88
    Service, Cars                  70             1.30           1.60
    Merchandise                    70             1.50           2.25
    Rentals & Services             30             4.50           6.75
    Lifts, Tows,
     & Ski Schools                 20             2.00           5.00

Clause 20.7, page 7, change last paragraph to:
    The permittee will retain the above records and keep them available for review for 5 years after the end of the year involved, unless disposition is otherwise authorized by the Forest Service in writing.

Clause 22.2, page 10, change to:

    ... (1) property damage in the minimum amount of $100,000.....
    ... White Mountain National Forest, 719 Main Street, Laconia, NH 03246 ...

Clause 23.13, page 13, change to:
    The permittee shall prepare and annually revise by October 1 (Winter Plan), June 1 (Summer Plan) an Operating Plan. The plan shall be prepared in consultation with the authorized officer or designated representative and cover winter and summer operations as appropriate. The provisions of the Operating Plan and the annual revisions shall become part of this permit and shall be submitted by the permittee and approved by the authorized officer or their designated representatives. This plan shall consist of at least the following sections:

    1. Ski patrol and first aid
    2. Communications
    3. Signs
    4. General safety and sanitation
    5. Erosion control
    6. Accident reporting
    7. Avalanche control
    8. Search and rescue
    9. Boundary Management
    10. Vegetation management
    11. Designation of representatives

Clause 27.12, page 19, and Special Use Permit cover page, change to:
    777.76 acres

Clause 27.14, page 20, change address to:
    White Mountain National Forest, 719 Main Street, Laconia, NH 03246

Exhibit 1, change to:
    Add the area outlined by a solid line on the attached map marked Exhibit 1, and dated 04/07/97 to the area under permit. The total area under permit is about 785 acres. About 778 acres is covered by the special use permit, and about 7 acres is covered by the Term Permit issued on 01/07/76. The difference in acres is a result of a boundary survey conducted in the early 1990's.

Exhibit 2, ADD:
    Include a mitigation plan for existing improvements and water quality monitoring requirements.

Exhibit 3, ADD:
    Court Order - as a result of the lawsuit, include the Court Order as a part of this permit.

All previous amendments have been incorporated into the document. Following is a list of the amendments and their purpose.

    Amendment #1 Added approximately 70 acres to the Special Use Permit, for a total of 730 acres. (dated 3/29/83)

    Amendment #1 Changed the due date for lift inspections to no later than
                 November 15 of each year in the Term Permit. (dated 9/8/80)

    Amendment #2 Changed reporting date for operating statements, required monthly reporting of sales and payments during the primary season, changed requirements for financial statements, late payments, and changed the clause regarding liquor sales in the Term Permit. (dated 3/8/88)

    Amendment #3 Changed the minimum requirements for Operating Plans in the
                 Term Permit. (dated 5/10/91)

This Amendment is accepted subject to the conditions set forth herein, and to conditions 20.0 to 27.14 attached hereto and made a part of this Amendment.

================================================================================

Holder: [SIG]                          Authorized Officer: [SIG]
        ---------------------                              ---------------------
Holder: Samuel S. Adams                             Title: Forest Supervisor
        ---------------------                              ---------------------
Date:   5/13/97                                      Date: 5/15/97
        ---------------------                              ---------------------

================================================================================

According to the Paperwork Reduction Act of 1995, no persons are required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0596-0082.

This information is needed by the Forest Service to evaluate requests to use National Forest System lands and manage those lands to protect natural resources, administer the use, and ensure public health and safety. This information is required to obtain or retain a benefit. The authority for that requirement is provided by the Organic Act of 1897 and the Federal Land Policy and Management Act of 1976, which authorize the Secretary of Agriculture to promulgate rules and regulations for authorizing and managing National Forest System lands. These statutes, along with the Term Permit Act, National Forest Ski Area Permit Act, Granger-Thye Act, Mineral Leasing Act, Alaska Term Permit Act, Act of September 3, 1954, Wilderness Act, National Forest Roads and Trails Act, Act of November 16, 1973, Archeological Resources Protection Act, and Alaska National Interest Lands Conservation Act, authorize the Secretary of Agriculture to issue authorizations for the use and occupancy of National Forest System lands. The Secretary of Agriculture's regulations at 36 CFR Part 251, Subpart B, establish procedures for issuing those authorizations.

The Privacy Act of 1974 (5 U.S.C. 552a) and the Freedom of Information Act (5 U.S.C. 552) govern the confidentiality to be provided for information received by the Forest Service.

Public reporting burden for this collection of information, if requested, is estimated to average 1 hour per response for annual financial information; average 1 hour per response to prepare or update operation and/or maintenance plan; average 1 hour per response for inspection reports; and an average of 1 hour for each request that may include such things as reports, logs, facility and user information, sublease information, and other similar miscellaneous information requests. This includes the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Department of Agriculture, Clearance Officer, OIRM, AG Box 7630, Washington D.C. 20250; and to the Office of Management and Budget, Paperwork Reduction Project (OMB # 0596-0082), Washington, D.C. 20503.


United States Dept of Agriculture       a.  Record No.  (1-2)      b.  Region (3-4)        c.  Forest (5-6)
        Forest Service                                    70            Eastern 09           White      22
                                                                                             Mountain
                                        ---------------------------------------------------------------------
TERM SPECIAL USE PERMIT                 d.  District   (7-8)       e.  User No (9-12)      f.  Kind   (13-15)
 (Act of March 4, 1915,                   Pemigewassett    04                   4008          Winter    161
  as amended July 28, 1956,                                                                   Sports Resort
  or Act of March 30, 1948              ---------------------------------------------------------------------
  Ref. FSM 2710
                                        g.  State (16-17)          h.  County (18-20)      k.  Date   (21)
                                          New Hampshire  33            Grafton   009               1/7/76


Permission is hereby granted to Loon Mountain Recreation Corporation of Kancamagus Highway, Rt. 112, Lincoln, NH 03251, hereinafter called the permittee, to use subject to the conditions set out below, the following described lands or improvements for the period of 30 years from the date thereof:

A portion of Tract 50A on the north slope of Loon Mountain in the Town of Lincoln, Grafton County, New Hampshire, as is more particularly shown and described in the attached map titled Permit Area Map and dated 04/07/97, which is made a part of this permit as Exhibit A.

This permit covers 7.24 acres and is issued for the purpose of:

Construction, operation, and maintenance of a year-round outdoor recreational development to provide services necessary and desirable for the reasonable comfort and convenience of the public. Structures, facilities, and appurtenant improvements to be authorized by this permit are shown on the approved development plan as required in Clause 24.2 of this permit.

1. Construction or occupancy and use under this permit shall begin immediately and construction, if any, shall be completed within N/A months, from the date of the permit. This use shall be actually exercised at least 365 days each year unless otherwise authorized in writing.

2. See Clause 20.1 through 27.14.

3. This permit is accpeted subject to the conditions set forth herein, and to conditions 20.0 to 27.14 attached hereto and made a part of this permit.

20.0    FEES

20.1    Fee-Clause Definitions, Graduated-Rate Fee System

    For purposes of recording and reporting sales, and sales related information including the cost of sales, the activities of the concessionaire are divided into:

    a. Service Food. Includes the serving of meals, sandwiches, and other food material either consumed on the premises or prepared for carry-out. Snackbars are included here, as well as the sale of nonalcoholic drinks, wine, and beer, served in conjunction with food.

    b. Service, Cars. Includes servicing and the sale of fuels, lubricants, and all kinds of articles used in servicing and repairing autos, boats, snowmobiles, aircraft, etc.

    c. Merchandise. Includes the sale of miscellaneous clothing, and such items as hardware, souvenirs, and gifts. Bait, fishing rods, reels, boats, motor and boating accessories are included as well as other sporting equipment and clothing sales. Where a "Service, Cars", category of business is not established by this permit, the sale of auto accessories is included in this category.

    d. Rentals and Services. Includes the rental of furnished or unfurnished cabins, cottages, housekeeping rooms, condominiums, motel units (where daily maid service is not furnished by the permittee), etc., and the rental of camping space, trailer space, horses, trailers, and other equipment rentals. Also included are services such as barbershops, and amusements, such as billiards. Includes the rental of marina-type equipment, such as boats, motors, boat docks and boat moorings, and boat launching. Rentals of ski and snow play equipment are also included.

    e. Lifts, Tows and Ski Schools. Includes charges for use of all types of up-hill transportation facilities and for sports lessons and training.

20.la Gross Fixed Assets (GFA) are the total cost of improvements, equipment, and fixtures necessary and used to generate sales and other income during the permit year on the permitted area or within the development boundary shown in this permit.

    a. Costs of the following items verified by a representative of the Forest Service to be in existence and used by the permittee are included:

        (1) Expense items that are identifiable structures, major equipment, such as road maintenance equipment, or land improvements which play a distinct role in generating sales.

        (2) Identifiable permittee costs, whether capitalized or not, to provide utility services to the area.

b.      Such items as the following are not a part of GFA:

        (1) Assets that ordinarily qualify for inclusion in GFA, but which are out of service for the full operating year for which fees are being determined.


        (2)  Land.

        (3)  Expendable or consumable supplies.

        (4) Intangible assets, such as goodwill, organization expense, and permit value.

        (5)  Improvements not related to the operation.

        (6)  Luxury improvements not used to generate sales.

        (7) Improvements not located on the permit sites within the development boundary.

AS OF APRIL 30, 1993, THE INITIAL GFA UNDER THIS OWNERSHIP HAS BEEN DETERMINED TO BE $25,222,119.00 AS SHOWN IN DETAIL ON ATTACHED SUMMARY OF SCHEDULE OF ASSETS.

Sales for the purpose of fee calculation include (1) revenue derived from all goods and services sold which are related to operations under this permit and
(2) the value of gratuities not excluded by item g. Gratuities include such goods, services, or privileges as discounts, gifts, dividends, or benefits that are furnished to such individuals as stockholders, owners, creditors and other obligees, officers, employees or their families, at rates or under conditions not available to the general public. Such gratuities will be sales-priced by the permittee at the current price to the public.

The following items will be excluded from gross receipts or revenue to arrive at sales:

a. Refunds from returned merchandise and receipts from sales of real and personal property used in the operation.

b.      Rents paid to the permittee by sublessees, even if based on sales.
        (The gross sales of sublessees are included as provided under item (1).

c. Amounts received for goods sold, services rendered, or privileges granted at a price lower than the permittee's current price to the public. (The full value is included as provided under item (2).

d. Sales taxes paid or payable to taxing authorities and Federal and State gasoline taxes on sales of gasoline collected from customers.

e. Amounts paid or payable to a Government licensing authority or recreation administering agency from sales of hunting or fishing licenses and recreation fee tickets.

     f. Value of sales where the permittee is serving as a collection or sales agent for businesses not directly associated with the permitted operation. This includes such things as bus or sightseeing-ticket sales for trips not related to activities on the permitted area, telephone-toll charges, and accident-insurance sales.

     g. Items listed in a policy statement prepared by the permittee pertaining to gratuities previously approved in writing by the Forest Supervisor. The policy may provide for those furnished to persons present in the interest of public safety; those whose presence will significantly increase sales by publicity for the operation; competitors, judges, and other officials of organized competitive or exhibition events; officials responsible for inspection and administration of the permitted use; and other similar purposes. The policy statement will describe how gratuities are to be recorded. A record of all gratuities will be kept by the permittee as a part of the records under this permit.

      h.     Franchise receipts. (See definition below).

      i.     Commissions. (See definition below) .

      Franchise Receipts are defined as amounts paid the permittee by sublessees, as determined at the time franchise operations are authorized, solely for the opportunity to do business at a specific location in addition to a stated rental fee. Franchise receipts may be in the form of fixed amounts of money or reduced prices for the franchiser's product or service. No franchise operations will be undertaken until approved, in advance, by the Forest Supervisor.

      Commissions are payments received by the permittee for serving as an agent or providing services, such as those described in items e and f.

20.2          Fee Clause, for Concessions (Graduated Rate Fee System).

      a. The annual fees due the United States for those activities authorized by this permit shall be calculated on sales according to the schedule below.

---------------------------------------------------------------------------------------------
                              Breakeven point                                     Balance of
Kind of Business              (Sales to GFA)              Rate Base               Sales Rate
                              (Percentage)                (Percentage)           (Percentage)
---------------------------------------------------------------------------------------------
Service, Food                         70                       1.25                   1.88
Service, Cars                         70                       1.30                   1.60
Merchandise                           70                       1.5O                   2.25
Rentals & Services                    30                       4.50                   6.75
Lifts, Tows & Ski
      Schools                         20                       2.00                   5.00
---------------------------------------------------------------------------------------------

      A weighted-average break-even point (called the break-even point) and a weighted-average rate base (called the rate base) will be calculated and used when applying the schedule to mixed business. If the permittee's business records do not clearly segregate the sales into the business categories authorized by this permit, they will be placed in the most logical category whenever possible. If sales with a different rate base are grouped, it will be necessary to place them all in the rate category that will yield the highest fee. The fee on sales below the break-even point will be calculated using 50 percent of the rate base. The fee on sales between the break-even point and twice the break-even point will be calculated using 150 percent of the rate base. The fee on sales above twice the break-even point will be calculated using the balance of sales rate. Form 2700-19 will simplify computation.

      b. This use occupies both private and public land. For purposes of the fee calculation, "GFA" and "Sales" will be adjusted by a percentage representing the portion of the use attributed to National Forest land. This percentage has been calculated on the basis of slope transport feet method and includes the development area outlined in red on Sheet 1 of the proposed General Development Site Plan dated 6/19/75. This has been determined to be 78 percent and is subject to annual review and adjustment by the Forest Service as may be necessary by the addition or removal of improvements.

      c. To the above basic fee will be added the fee for commissions calculated by applying the weighted average fee rate to revenue collected as commissions. The weighted average fee rate is derived by dividing the total basic fee by sales.

      d.      To the above fees will be added 50 percent of franchise receipts.

      e. The minimum annual fee for this use, which is due in advance and is not subject to refund, will be equal to the fee that would result when sales are 40 percent of the break-even point. This fee will be calculated and billed by the Forest Service during the final quarter of the permittee's fiscal year using the most recent GFA figure and previously reported sales data for the current year, plus, if the operating season is still active, estimated sales for the remainder of the year.

20.3 Rate Redetermination

      Upon determination by the Chief of the Forest Service that sufficient changes have occurred in conditions relating to specific kinds of business to warrant review, breakdown points and rates will be reexamined and, if appropriate, new schedules will be prepared by the Forest Service to be effective in all permits authorizing such business or businesses. The charges for this permit will be developed according to the new schedule, as of, and effective on, the beginning of the permittee's business year following approval of the revised rate scheduled.

20.4 Concession Payment Clause, Graduated Rate Fee System

      Reports and deposits as outlined above shall be tendered in accordance with the schedule below. They will be sent or delivered to the collection Officer, Forest Service, USDA, at the address furnished by the Forest Supervisor. Deposits will be in the form of checks, drafts, or money orders and will be payable to "Forest Service, USDA."

   The holder will:

   (1) During the final fiscal quarter, pay within 15 days of billing by the Forest Service, the annual minimum fee for the next year.

   (2)     Concessions, Financial Statements

   The holder shall send to the Forest Supervisor on or before August 31 of each year a statement of sales as defined in the Sales Terms and Conditions of this permit for itself and each sublessees for the same period. The holder shall also provide (by August 31) a balance sheet representing its financial condition at the close of its business year, an annual operating statement reporting the results of operations including yearend adjustments for itself and each sublessee for the same period, and schedule of gross fixed assets adjusted to comply with the terms of this permit in a format and manner prescribed by the Forest Service.

   If the holder fails to report all sales in the period they were made or misreports gross fixed assets and the Forest Service determines that additional fees are owed, the holder shall pay the additional fee plus interest. Such interest shall be assessed at the rate specified in Clause
   20.6 and shall accrue from date the sales or correct gross fixed assets should have been reported and fee paid until the date of actual payment of the underpaid fee.

   (3) Within 15 days of receipt of a statement from the Forest Supervisor, pay any additional fee required to correct fees paid for the past year's operation.

   (4) Report sales, calculate fees due using forms supplied. Make payment each calendar month during the primary season, November through April, and quarterly after the primary season except for a month or quarter in which no sales take place and the holder has notified the Forest Service that holder's operation has entered a seasonal shutdown for a specific period. Reports and payments will be made by the 20th of the month following the end of each reportable period.

   The Forest Supervisor, prior to April 30, will furnish the holder with a tentative rate which shall be applied to sales in the fee calculation (item
   (4), such rate to be one that will produce the expected fee based on past experience. The correct fee will be determined at the end of the year and adjustment made as provided under item (3). Any balance that may exist will be credited and applied against the next payment due.

   All fee calculations and records of sales and GFA are subject to periodic audit. Errors in calculation or payment will be corrected as needed for conformance with those audits.

20.5 Fiscal Year

   The permittee's fiscal year is May 1 to April 30. It is understood and agreed that the Forest Supervisor will be notified thirty (30) days in advance and in writing before any change is made by the permittee to a new fiscal year.

20.6 Service Charge

20.6a         Late Payment Interest Charge

      Pursuant to the Federal Claims Collection Act of 1966, as amended, 31 USC 3101, et seq., and regulations at 7 CFG Part 3, Subpart B, an interest charge shall be assessed on any payment not made by the payment due date. Interest shall be assessed using the most current rate prescribed by the United States Department of the Treasury's Fiscal Requirements Manual (TFRM-6-8020.20). Interest shall accrue from the date the payment was due. In addition, the cost of processing and handling the overdue payment shall be added to the amount due.

      A penalty of 6 percent per year shall be assessed on any payment overdue in excess of 90 days from the payment due date.

      Payments will be credited on the date received by the designated collection officer or deposit location. If the payment due date(s) falls on a nonworkday, the interest and penalty charges shall not apply until the close of business of the next workday.

20.6b         Late Submission Charge

      A service charge of $20.00 per due date will be made for failure to meet the dates specified in the permit for submission of the required statements for fee calculation.

20.7  Access to Records

      For the purpose of administering this permit (including ascertaining that fees paid were correct and evaluation the propriety of the fee base), the permittee agrees to make all of the accounting books and supporting records to his business activities, as well as those of sublessees operating within the authority of this permit, available for analysis by qualified representatives of the Forest Service or other Federal agencies authorized to review the Forest Service activities. Review of accounting books and supporting records will be made at dates convenient to the permittee and reviewers. Financial information so obtained will be treated as confidential as provide in regulations issued by the Secretary of Agriculture (36 CFR 200.6(f)).

      The permittee will retain the above records and keep them available for review for 5 years after the end of the year involved, unless disposition is otherwise authorized by the Forest Service in writing.

 20.8 Accounting Records

      The permittee shall follow generally accepted accounting principles in recording his financial transactions and in reporting results to the Forest Service. When requested by the Forest Service, the permittee at his own expense, will have his annual accounting reports audited by a public accountant acceptable to the Forest Service. The permittee will require his sublessees to comply with these same requirements. The minimum acceptable accounting system will include:

   a. Systematic internal controls and recording, by kind of business, the gross receipts derived from all sources of business conducted under this permit. Receipts should be recorded daily and, if possible, deposited into a bank account without reduction by disbursements. Receipt entries should be supported by such source documents as cash-register tapes, sales in voices, room-rental records, and cash accounts from other sources.

   b. A record of all disbursements, including capital items, and a permanent record of investments in facilities.

20.9 Forest Officers engaged in official business shall be transported on the lifts and ski tows without charge.

21.0  NONDISCRIMINATION

21.1  Nondiscrimination, Employment

      a. In connection with the performance of work under this permit, the permittee agrees as follows:

           1. The permittee will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The permittee will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to, the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The permittee agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Forest Service setting forth the provisions of this nondiscrimination clause.

           2. The permittee will, in all solicitations or advertisements for employees placed by or on behalf of the permittee, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

           3. The permittee will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the Forest Service advising the labor union or workers' representative of the permittee's commitments under this clauses, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

           4. The permittee will comply with all provisions of executive Order No. 11246 of September 24, 1965, as amended by Executive Order No. 11375 of October 31, 1967, and of the rules, regulations, and relevant orders of the Secretary of Labor.

           5. The permittee will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the Forest Service and Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

           6. in the event of the permittee's noncompliance with the nondiscrimination clauses of this permit or with any of such rules, regulations, or orders, this permit may be canceled or terminated in whole or in part and the permittee may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 14, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor or as otherwise provided by law.

           7. The permittee will include the provisions of the foregoing paragraphs (1) through (6) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The permittee will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions, including sanctions for non-compliance: Provided, however, that in the event the permittee becomes involved in, or is threatened with, litigation with a sub-contractor or vendor as a result of such direction by the Forest Service, the permittee may request the United States to enter into such litigation to protect the interests of the United States.

21.2  Nondiscrimination, Services

      a.   During the performance of this permit, the permittee agrees:

           1. In connection with the performance of work under this permit, including construction, maintenance, and operating of the facility, the permittee shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin.

           2. The permittee and his employees shall not discriminate by segregation or otherwise against any person on the basis of race, color, religion, sex, or national origin by curtailing or refusing to furnish accommodations, facilities, services, or use privileges offered to the public generally.

           3. The permittee shall include and require compliance with the above nondiscrimination provisions in any subcontract made with respect to the operations under this permit.

           4. Signs setting forth this policy of nondiscrimination to be furnished by the Forest Service will be conspicuously displayed at the public entrance of the premises, and at other exterior or interior locations as directed by the Forest Service.

22.0 PUBLIC LIABILITY AND INSURANCE

22.1 Indemnification of the United States

    The permittee shall indemnify the United States against any liability for damage to life or property arising from the occupancy or use of National Forest lands under this permit.

22.2 Insurance Clause

    The permittee shall have in force at all times during the period of this permit, public liability insurance covering: (1) property damage in the minimum amount of $100,000.00, and (2) personal injury or death in the minimum amount of $1,000,000.00. The coverage shall extend to property damage, bodily injury, or death arising out of the permittee's activities under the permit including, but not limited to, the occupancy or use of the land and the construction, maintenance, and operation of the structures, facilities, or equipment authorized by this permit. Such insurance shall also name the United States as a co-insured and provide for specific coverage of the permittee's contractually assumed obligation to indemnify the United States. The permittee shall require the insurance company to send an authenticated copy of its insurance policy to the Forest Service immediately upon issuance of the policy. The policy shall also contain specific provisions of a rider to the effect that: (1) the inclusion of the United States as an additional insured shall in no manner preclude recovery from the insurance company of any amounts which the permittee becomes legally obligated to pay to the United States as a result of the permittee's activities under the permit, and (2) the policy will not be cancelled or its provisions changed or deleted before 30 days written notice to the Forest Supervisor by the insurance company.

                    Rider Clause (For Insurance Companies)

           It is understood and agreed that the coverage provided under this policy will not be cancelled or its provisions changed or deleted before thirty (30) days' written notice to the Forest Supervisor, White Mountain National Forest, 719 Main Street, Laconia, New Hampshire 03246, from the insurance company.


23.0 SAFETY AND SANITATION

23.1 Explosives, Use of


   The permittee shall perform all work with explosives in such a manner as not to endanger life or property. All storage places for explosives and flammable material shall be marked "DANGEROUS." The method of storing and handling explosives and flammable materials shall conform to recommended procedures contained in the "Blasters Handbook," published by E.I. du Pont de Nemours & Co., and in all Federal, State, and local laws and regulations.

23.2  Sanitation

      The operation and maintenance of all sanitation, food service, and water-supply methods, systems, and facilities shall comply with the standards of the local Department of Health, the United States Public Health Service, and the United States Environmental Protection Agency.

      The permittee shall dispose of all garbage and refuse in a place and manner specified by the Forest Officer in charge. The permittee shall pack out or otherwise remove from National Forest land all unburnable refuse resulting from operations under this permit.

23.3  Ski Lift Permittee Inspection

      Not later than November 15 of each year, the permittee shall have all lifts and tows inspected by a qualified engineer. A qualified engineer is one authorized to practice engineering in the State either by reason of his employment by the State or Federal Government or by registration as provided by law of the State. A certificate of this inspection attesting to the adequacy and safety of the installations and equipment for public use shall be forwarded to the Forest Service not later than 10 days following each inspection. Inspections will be made in accordance with American National Standard Safety Requirements for Aerial Passenger Tramways (ANSI B 77.1) with Forest Service supplements.

23.4  Ski Lift Operation and Maintenance

      Ski lifts shall be operated and maintained in accordance with the American National Standard Safety Requirements for Aerial Passenger Tramways (ANSI B 77.1) with Forest Service supplements.

23.5  Ski Lift, State Approval

      The permittee will comply with the New Hampshire Passenger Tramway Safety Code (RSA 225-A, as amended). Prior to the start of each season's operation, the permittee will provide the Forest Service with a copy of the annual operator registration certificate issued by the State Passenger Tramway Safety Board. Prior to construction of new lifts, or additions, or alterations to existing lifts, the permittee will provide the Forest Service with documentary evidence indicating that the plans and specifications have been approved by the State Passenger Tramway Safety Board.

23.6  Ski Lift Inspection, Forest Service

      The Forest Service reserves the right to inspect the permitted facilities and improvements at any time for compliance with terms of this permit, and if in the opinion of the Forest Officer in Charge there is insufficient adherence to the terms of the permit, he may suspend use or operation of any part, or all, of the permitted facilities or improvements. Such inspections by the Forest Service do not relieve the permittee of his responsibilities under other terms of this permit.

23.7  Communications

      The permittee shall install and maintain in operable condition, an adequate telephone or radio-telephone system to provide communication between operators at each terminal or loading station and to and from the area.

23.8  Area Maintenance

      The permitted area will be maintained to present a clean, neat, and orderly appearance. Trash, debris, unusable machinery, improvements, etc., will be disposed of currently. Building materials, firewood, etc., will be neatly stacked.

23.9  Ski School

      The permittee shall maintain and operate a ski school on the permit area. The director for said school shall be qualified, to the satisfaction of the Forest supervisor, to give instruction and to direct others in giving instruction in all degrees of skiing proficiency required at the site. Ski safety shall be emphasized in all instruction.

23.10 Construction Safety

      The permittee shall carry on all operations in a workmanlike manner, having due regard for the safety of employees; and shall safeguard with fences, barriers, fills, covers, or other effective devices, pits, cuts, and other excavations which otherwise would unduly imperil the life, safety, or property of other persons.

23.11 Risk and Hazards

      Avalanches, rising waters, high winds, falling limbs or trees, and other hazards are natural phenomenons in the forest that present risks which the permittee assumes. The permittee has the responsibility of inspecting his site, lot, right-of-way, and immediate adjoining area for dangerous trees, hanging limbs, and other evidence of hazardous conditions and, after securing permission from the Forest Service, of removing such hazards.

23.12 Ski Patrol

      The permittee shall maintain an adequate ski-patrol organization. The patrolman shall meet the qualifications required by the Forest Service and may be either paid or volunteer. At all times during which the public is using the uphill equipment or skiing the slopes;

23.13 Winter-Sports Safety Plan

    THE PERMITTEE SHALL PREPARE AND ANNUALLY REVISE BY OCTOBER 1 (WINTER PLAN), JUNE 1 (SUMMER PLAN) AN OPERATING PLAN. THE PLAN SHALL BE PREPARED IN CONSULTATION WITH THE AUTHORIZED OFFICER OR DESIGNATED REPRESENTATIVE AND COVER WINTER AND SUMMER OPERATIONS AS APPROPRIATE. THE PROVISIONS OF THE OPERATING PLAN AND THE ANNUAL REVISIONS SHALL BECOME PART OF THIS PERMIT AND SHALL BE SUBMITTED BY THE PERMITTEE AND APPROVED BY THE AUTHORIZED OFFICER OR THEIR DESIGNATED REPRESENTATIVES. THIS PLAN SHALL CONSIST OF
    AT LEAST THE FOLLOWING SECTIONS:

    1.    SKI PATROL AND FIRST AID
    2.    COMMUNICATIONS
    3.    SIGNS
    4.    GENERAL SAFETY AND SANITATION
    5.    EROSION CONTROL
    6.    ACCIDENT REPORTING
    7.    AVALANCHE CONTROL
    8.    SEARCH AND RESCUE
    9.    BOUNDARY MANAGEMENT
    10.   VEGETATION MANAGEMENT
    11.   DESIGNATION OF REPRESENTATIVES

23.14 Storage of Flammables

    Flammable liquids shall be stored in accordance with the latest edition of the National Fire Protection Association's "Flammable and Combustible Liquids Code."

23.15 Butane and Propane Installations

    All butane, propane, or other liquified petroleum gas equipment shall be installed and operated in accordance with the laws and regulations of the State.

24.0  SITE DEVELOPMENT PLANS AND SCHEDULES

24.1  Site Development Schedule

    In the event there is agreement with the Forest Service to expand the facilities and services provided on the areas covered by this permit, the permittee shall jointly prepare with the Forest Service a development schedule for the added facilities prior to any construction. Such a schedule shall be made a part of this permit and shall set forth an itemized priority list of planned improvements and the due date for completion. The permittee may accelerate the scheduled date for installation of any improvement authorized, provided the other scheduled priorities are met; and provided further, that all priority installations authorized are completed to the satisfaction of the Forest Service and ready for public use prior to the schedule due date.

    All required plans and specifications for site, improvements, and structures included in the development schedule shall be submitted to the Forest Service at least forty-five (45) days before the construction date stipulated in the development schedule.

24.2  Site Plan

      The permittee shall prepare site plans to show the location of all buildings, service areas, roads, structures, uphill facilities, ski runs and trails. Drawings will be required as follows:

      The permittee shall submit and maintain a currently complete and up-to-date site development plan, on a scale not smaller than 200 feet to the inch with a contour interval of 10 feet or less, showing the locations of all proposed facilities (i.e., ski lifts and runs, buildings, roads, parking and utility systems). Also, site development plans for the base area and all lift terminals shall be submitted and maintained currently on a scale of not less than 50 feet to the inch, with a maximum contour interval of two feet, showing the location, grading and proposed landscaping of all buildings, parking areas, utility systems and roads.

      The permittee is encouraged to consult with the Forest Service during the preparation of the site plan to ensure that it is adequate and to gain multiple use compliance. No structure shall be undertaken by the permittee prior to site plan approval.

24.3  Site Planting Plans

      The permittee shall submit planting plans to reasonably restore or protect all areas disturbed during construction of the resort. Such plans will identify plant material by botanical name, size and location. Each stage of construction will be considered complete only upon completion and acceptance of the successful seeding and planting in the vicinity of construction. All seeding and planting required on the permitted area shall be completed according to the development schedule.

24.4  Building and Service System Plans

      All plans and specifications for buildings shall be prepared by an architect or engineer licensed in the State in which the building will be located. The plans shall be in accordance with the National Building Code. Building plumbing shall be in accord with the National Plumbing Code. The electrical system shall be in accordance with the National Electrical Code. Other systems shall be designed in accordance with recognized standards.

      Plans shall be submitted to the Forest Service for approval prior to beginning of construction.

      The permittee shall submit to the Forest Service a certification by the architect or engineer who inspected construction that the building has been constructed in accordance with the approved plans before the building is approved for use.

24.5  Ski Lift Plans and Specifications

      All plans for uphill equipment and systems shall be prepared by a qualified engineer or by a tramway firm in accordance with the most recent issue of the American National Standard Safety Requirements for Aerial Passenger Tramways (ANSI-B77.1) with Forest Service supplements. A qualified engineer is one authorized to practice engineering in the State either by reason of his employment by the State or Federal Government or by registration as provided by law of the State. Plans must be approved by the Regional Forester.

      Prior to construction of any uphill system, the permittee shall submit to the Forest Service an accurate ground-profile and snow-profile map scaled not smaller than one hundred (100) feet equals one (1) inch horizontally and forty (40) feet equals one (1) inch vertically.

      The map shall show all tower locations and the cable profiles.

24.6  Ski Lift Construction Supervision

      All lifts and tows installed on National Forest land, or which serve National Forest together with other lands, must be constructed under the supervision of a professional engineer or such other supervision as may be approved in writing by the Forest Service. The engineer shall certify in writing that all improvements were installed in accordance with approved plans. The permittee shall bear the cost of engineering and supervision services. The permittee shall not operate the facilities for public purposes until written approval is granted by the Forest Service.

24.7  Plan, Map, and Specification Language

      All plans, maps, and specifications shall be written in English and shall use American standards of measurement.

25.0 - RESOURCE AND IMPROVEMENT PROTECTION

25.1         Water Pollution

      No waste or by-products shall be discharged if it contains any substances in concentrations which will result in substantial harm to fish and wildlife or to human water supplies.

      Storage facilities for materials capable of causing water pollution if accidentally discharged shall be located so as to prevent any spillage into waters or channels leading into water that would result in substantial harm to fish and wildlife or to human water supplies.

      The permittee shall take reasonable precautions to prevent pollution of, or deterioration of lands or waters which may result from the exercise of the privileges extended by this permit.

25.2          Esthetics

      The permittee shall protect the scenic esthetic values of the area under this permit, and the adjacent land, as far as possible consistent with the authorized use during construction, operation, and maintenance of the improvements.

25.3    Surveys, Land Corners

      The permittee shall take reasonable precautions to protect in place all public land survey monuments, private property corners, and Forest boundary markers. In the event that any such land markers or monuments are destroyed in the exercise of the privileges authorized by this permit, depending on the type of monument destroyed, the permittee shall see that they are reestablished or referenced in accordance with (1) the procedures outlined in the "Manual of Instructions for the Survey of the Public Land of the United States"; (2) the specifications of the county surveyor; or
      (3) the specifications of the Forest Service.

      Further, the permittee shall cause such official survey records as are affected to be amended as provided by law.

25.4    Vandalism

      The permittee will take reasonable measures to prevent and discourage vandalism or disorderly conduct and when necessary will call in the appropriate law enforcement officer.

25.5    Erosion Control Plan

      The permittee will ensure slope stabilization and prevent soil loss throughout the permitted area by carrying out the provisions of an erosion control plan prepared jointly by the permittee and the Forest Service. The plan will be reviewed annually by June 1 and at any other time deemed necessary by either party. If revision is indicated, such revision will be prepared in writing as agreed to by the Forest Service and the permittee and incorporated into the plan by July 1.

25.6    Use of pesticides

      Chemical materials may not be used to control undesirable woody and herbaceous vegetation, aquatic plants, insects, rodents, trash fish, etc. without the prior written approval of the Forest Service. A report of planned use of pesticides will be submitted annually by the permittee, licensee, etc. on the due date established by the Forest Supervisor. The report will cover a 12-month period of planned use beginning three months after the reporting date. Information essential for review will be provided in the form specified. Exceptions to this schedule may be allowed only when unexpected outbreaks of pests require control measures which were not anticipated at the time the annual report was submitted.

      Only those materials approved and registered by the U.S. Department of Agriculture for the specific purpose planned will be considered for use on these lands. Label instructions will be strictly followed in the preparation and application of pesticides and disposal of excess materials and containers.

25.7  Wildlife Habitat

      The permittee agrees, in maintenance of the lands covered by this permit, to cooperate with the Forest Service in the protection and development of vegetation in said lands covered by this permit to enhance wildlife habitat values. To further achieve and improve the wildlife environment, the Forest Service reserves the right to seed and/or plant trees, shrubs, and other plants, and to install and maintain any other wildlife food habitat developments in the lands covered by this permit provided, however, that the planting and other developments recommended or undertaken shall not conflict or interfere with the primary purpose for which this permit is issued.

26.0        FIRE

26.1  Fire Control Plan

      The permittee shall join the Forest Service in preparing a fire plan which shall set forth in detail the plan for prevention, control, and extinguishing of fires on the permitted areas and within his area of responsibility defined on an included map. Such plans shall be jointly reviewed and revised at intervals of not less than three years.

26.2  Fire Prevention and Suppression

      The permittee shall do everything reasonably within its power and shall require its employees, contractors, and employees of contractors to do everything reasonably within their power, both independently and upon request of the Forest Service, to prevent and suppress fires on or near the lands to be occupied under this permit.

26.3  Fireworks

      No fireworks shall be stored or used on the land covered by this permit or in the structures thereon.

27.0        OPERATIONS

27.1  Area Access

      The permittee agrees to permit the free and unrestricted access to and upon the premises at all times for all lawful and proper purposes not inconsistent with the intent of the permit or with the reasonable exercise and enjoyment by the permittee of the privileges thereof.

27.2  Regulating Services and Rates

      The Forest Service shall have the authority to check and regulate the adequacy and type of services provided the public and to require that such services conform to satisfactory standards. The permittee may be required to furnish the Forest Service a schedule of prices for sales and services authorized by the permit. Such prices and services may be regulated by the Forest Service: Provided, that the permittee shall not be required to charge prices lower than those charged by comparable or competing enterprises.

27.3       Gambling

      Gambling or gambling machines or devices will not be permitted on National Forest lands regardless of whether or not they are lawful under state law or county ordinances.

27.4       Liquor Sales Permitted

      The sale of liquor, or other intoxicating beverages is allowed in this permit. However, if conditions develop as a result of this privilege which, in the judgment of the Forest officer in charge are undesirable, the sale of such liquor, or other intoxicating beverages shall be discontinued. In the event that this action becomes necessary, the permittee will be informed in writing by the Forest Service.

27.5       Signs

      No signs or advertising devices shall be erected on the area covered by this permit or highways leading thereto without prior approval by the Forest Service as to location, design, size, color, and message. Erected signs shall be maintained or renewed as necessary to neat and presentable standards.

      The Forest Service reserves the right to place signs, exhibits, or other types of visitor information services on the area showing National Forest programs or accomplishments; Provided, the placing of such information will not interfere with the permittee's operation of the area.

27.6       Advertising

      The permittee in his advertisements, signs, circulars, brochures, letterheads, and like materials; as well as orally shall not misinterpret in any way either the accommodations provided, the status of his permit, or the area covered by it or tributary thereto.

      The fact that the permitted area is located on the White Mountain National Forest shall be made apparent in all of the permittee's brochures and advertising regarding use and management of the area and facilities under permit.

27.7       Subleasing Requirements

      The permittee in the exercise of the privileges granted by this permit shall require that its employees, sublessees, contractors, subcontractors, or renters and their employees comply with all applicable conditions of this permit and that the conditions of this permit be made a part of all subleases, contracts, subcontracts, or rental agreements.

27.8       Nonexclusive Use

      This permit shall not be exclusive. The Forest Service reserves the right to use or permit others to use any part of the permitted area for any purpose; Provided, such use does not interfere with the rights and privileges hereby authorized.

27.9        Permittee Representative

      The  permittee  will  designate  in  writing  to the  Forest
      Service one representative and an alternate who will have full authority to speak or act for the permittee. The representative or in his absence the authorized alternate will represent the permittee in on-the-ground consultations and agreements with the Forest Service through such Forest Officer as may be designated. The Forest Service will be immediately notified of any change or contemplated change in management as it affects this clause of the permit.

27.10       Forest Service Representative

      The administration of this permit will be the responsibility of the Forest Officer in Charge. The permittee will initiate all matters pertaining to this permit with the Forest Officer in Charge. The District Ranger of the Pemigewasset District is designated as the Forest Officer in Charge.

27.11       Corporation Status Notification

      The permittee, if a corporation, shall furnish the Forest Supervisor a copy of the articles on incorporation, a copy of the corporation's bylaws and in addition an authenticated copy of a resolution of the Board of Directors specifically authorizing one certain individual or individuals to represent the permittee in its dealing with the Forest Service. Also, the permittee will furnish the Forest Supervisor a list of officers and directors of the corporation and their addresses and promptly notify him of any changes. A certified list of the stockpermittees and amount of stock owned by each will be furnished the Forest Supervisor on his request.

27.12       Supplemental Permit

      This permit is supplemented by a terminable special use permit dated 1/7/76 for 777.76 ACRES for appurtenant improvements, structures, and facilities to be used in conjunction with the privileges granted by this permit.

27.13       Superseded Permit

      This permit supersedes a Term Special Use Permit designated 2720 Loon Mountain Recreation Corporation, 09/24/65, Winter Sports.

27.14        Acknowledgement

  This permit will have no force and effect until the permittee has signified acceptance of its provisions and conditions by signing below and returning the duplicate copy to the Forest Supervisor; White Mountain National Forest; 719 Main Street, Laconia, NH 03246.

                                  U.S. DEPARTMENT OF AGRICULTURE; FOREST SERVICE



    Jan. 7, 1976                    /s/ Paul D. Weingart
----------------------------      -----------------------------------------
             Date                   PAUL D. WEINGART, Forest Supervisor

The undersigned authorized official of Loon Mountain Recreation Corporation has read the foregoing term permit and accompanying terminable special use permit, and agrees for and in behalf of said corporation that it accepts and will abide by all the terms and conditions thereof.

                                  LOON MOUNTAIN RECREATION CORPORATION

                                  By:     /s/ Sherman Adams
                                      -------------------------------------


     Jan 24, 1976                 Title: PRESIDENT
----------------------------             ----------------------------------
       Date

I, Rita M. Rand, certify that I am the Secretary, of the corporation named as permittee herein; that Sherman Adams, I who signed said permit on behalf of said corporation, was then the President of said corporation; that said permit was duly signed for and in behalf of said corporation by authority of a resolution adopted by its Board of Directors on the 24th day of January, 1976.

(CORPORATE SEAL)                      /s/ Rita M. Rand
                                  -----------------------------------------
                                      RITA M. RAND, Secretary